SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2008

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The Company, through its subsidiary bank, CenterState Bank N.A., has entered into a Split-Dollar Agreement with Timothy A. Pierson, President and Chief Executive Officer of CenterState Bank, N.A., effective May 14, 2008. A copy of the Split-Dollar Agreement is attached as Exhibit 10.1.

The Company, through one of its subsidiary banks, has purchased single premium life insurance on Mr. Pierson. If Mr. Pierson dies while still employed by the Company, his beneficiary is entitled to a benefit equal to fifty percent (50%) of the Net Death Proceeds, as defined in and pursuant to the Split-Dollar Agreement. If death occurs after separation from service, and if, pursuant to the Split-Dollar Agreement, Mr. Pierson has a Vested Insurance Benefit (as defined in the Agreement) at the date of death, his beneficiary is entitled to a benefit equal to ten percent (10%) of the Net Death Proceeds.

As of the effective date, the potential Net Death Proceeds for Mr. Pierson is as follows:

	Net Death Proceeds	Death occurs prior to separation from service		Death occurs subsequent to separation from service
		Company’s Share	Mr. Pierson’s Beneficiary’s Share	Company’s Share	Mr. Pierson’s Beneficiary’s Share
Timothy A. Pierson	$924,000	$462,000	$462,000	$831,600	$92,400

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits:

Exhibit 10.1	Split-Dollar Agreement between Mr. Pierson and the Company’s subsidiary bank, CenterState Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: May 15, 2008

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